UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 23, 2011

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive

        Greenville, Wisconsin 54942

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On August 25, 2011, School Specialty, Inc. announced its fiscal 2012 first quarter results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of School Specialty, Inc. (the “Company”) was held on August 23, 2011 at 8:30 am Central Time, at the Company’s executive offices, located at W6316 Design Drive, Greenville, Wisconsin. The following tables reflect the certified tabulation of the votes with respect to each proposal submitted to a vote of the Company’s shareholders at the 2011 Annual Meeting. Abstentions were counted as present for the purpose of establishing a quorum, but were not treated as votes cast on each respective proposal.

1.	PROPOSAL I: Election of Directors

a.	To elect the two directors nominated by the Board of Directors of School Specialty, Inc. to serve until the 2014 Annual Meeting of Shareholders as Class I directors. The two Class I Nominees that received a plurality of the properly cast votes were Edward C. Emma and Jonathan J. Ledecky, who were thereby elected as the Company’s Class I Directors. The tabulation of the certified results of the voting was as follows:

Nominee	For	Authority Withheld
Edward C. Emma	16,539,411	338,693
Jonathan J. Ledecky	16,539,827	338,227

2.	PROPOSAL II: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

For	Against	Abstain	Broker Non-Votes
16,516,035	335,955	26,114	780,077

3.	PROPOSAL III: ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

1 Year	2 Year	3 Year	Abstain	Broker Non-Votes
14,272,220	2,916	2,574,058	28,910	780,077

4.	PROPOSAL IV: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

a.	To ratify the appointment of Deloitte & Touche LLP as School Specialty, Inc.’s independent registered public accounting firm for fiscal 2012.

For	Against	Abstain	Broker Non-Votes
17,393,319	260,310	4,552	0

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of School Specialty, Inc., dated August 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: August 25, 2011	By:	/s/ David N. Vander Ploeg

David N. Vander Ploeg Chief Financial Officer